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                                                                   EXHIBIT 10.18


                         [LETTERHEAD OF KING FEATURES]


        September 17, 1981

        Burgess McCranie, Esq.
        Popeye's Famous Fried Chicken, Inc.
        1333 South Clearview Parkway
        Jefferson, La. 70121

                Re: Agreement King Features Syndicate Division of THE HEARST CORPORATION, and POPEYE'S
                     FAMOUS FRIED CHICKEN, INC., dated January 1,
                     1981 ("International Agreement").

                     Agreement King Features Syndicate Division of THE HEARST CORPORATION and A. COPELAND
                     ENTERPRISES, INC., dated March 11, 1976
                     ("Domestic Agreement").

                     Assignment and Amendment King Features Syndicate Division of THE HEARST CORPORATION, dated
                     January 1, 1981 and referring to both the Domestic Agreement and the International
                     Agreement ("Assignment and Amendment").

        Dear Mr. McCranie:

                With respect to the above captioned agreements dealing with the use of the POPEYE cartoon in connection with POPEYES restaurants, POPEYE'S FAMOUS FRIED CHICKEN, INC. ("PFFC") and KING FEATURES SYNDICATE DIVISION of THE HEARST CORPORATION ("King Features") have agreed:
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1.      Paragraph 4 of the International Agreement shall continue to apply in those countries ("Post Expiration Countries") wherein King Features owns or controls the service mark in the Popeye character for restaurant services or if the country does not permit service mark registrations then the trademark registration for chicken food products on the date that copyright protection for the original Popeye cartoon character in the United States expires ("Copyright Expiration"). PFFC agrees to assist King Features in obtaining trademark and service mark registrations for the POPEYE cartoon character in any country of the world; however nothing herein requires PFFC to use the POPEYE cartoon character as a trademark or service mark. No country shall be concerned a Post Expiration Country unless King Features shall undertake to stop uses in such
country which are reported to King Features by     and PFFC and which uses
infringe the Popeye cartoon character as a mark for restaurant services and or
chicken food products. Further King Features and     PFFC agree that after the
                                                 ---
Copyright Expiration the provisions of the second and third paragraphs of Paragraph numbered 14 of the International Agreement will apply in the Post Expiration Countries not only to claims adverse to PFFC's permitted uses hereunder but also to the aforesaid infringing uses of the Popeye cartoon character it being understood that King Features may delete any country from the group of Post Expiration Countries at any time. After such Copyright Expiration,

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2.      The indemnity in the first paragraph of Paragraph number 16 of the
International Agreement extends to all of the activities of PFFC's franchisees or licensees so that King Features shall be indemnified and held harmless with respect to all such activities.

3. Any credit available to PFFC under Paragraph 5 of the Assignment and Amendment may only be taken against royalties due King Features from gross sales made under either the Domestic Agreement or the International Agreement prior to January 1, 1986, and in no event are the use of such credits to affect the minimum royalty guarantee of one million United States Dollars ($1,000,000).

        Please indicate on the line provided below your confirmation of this understanding.

        With good wishes,

                                        THE HEARST CORPORATION
                                        KING FEATURES SYNDICATE DIVISION

                                        BY: /s/ Joseph F. D'Angelo
                                           ---------------------------------
                                           Joseph F. D'Angelo, President


                                        A.  COPELAND ENTERPRISES, INC.

                                        BY: /s/ Alvin C. Copeland
                                           ---------------------------------
                                           Alvin C. Copeland, President


                                        POPEYES FAMOUS FRIED CHICKEN, INC.

                                        BY: /s/ Alvin C. Copeland
                                           ---------------------------------
                                           Alvin C. Copeland, President